UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014 (October 10, 2014)

MABVAX THERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K relating to MabVax Therapeutics Holdings, Inc., or MabVax, or management’s intentions, hopes, beliefs, expectations or predictions of the future, including statements relating to the combined company’s management and board of directors and any other statements about our management team’s future expectations, beliefs, goals, plans or prospects are forward-looking statements. Our actual results could differ materially from those projected in these forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in our proxy statements (File No. 000-31265), filed with the SEC on June 3, 2014 and July 25, 2014, each as supplemented and amended and in our reports on Forms 10-K, 10-Q and 8-K and other filings made with the SEC. We disclaim any intention or obligation to revise or update any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Item 8.01.	Other Items.

MabVax issued the press release attached to this Current Report as Exhibit 99.1 on October 10, 2014 announcing that, effective as of October 10, 2014, shares of its common stock commenced trading on the OTC marketplace under the trading symbol “MBVX” (OTCQB: MBVX.) The previous trading symbol was “TELK” (OTCQB: TELK).

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: October 14, 2014	By:	/s/ J. David Hansen
Name: J. David Hansen
Title: President and Chief Executive Officer

Exhibit Number	Description

99.1	Press Release dated October 10, 2014